UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

HOMOLOGY MEDICINES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

(781) 301-7277

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FIXX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Homology Medicines, Inc. (the “Company”) was informed on June 10, 2022, via e-mail communication from the U.S. Food and Drug Administration (the “FDA”), that the FDA has lifted the clinical hold previously placed on the pheNIX gene therapy clinical trial with investigational HMI-102 for adults with phenylketonuria. The FDA noted in its response that the Company satisfactorily addressed all clinical hold issues identified in its letter of March 17, 2022.

As previously disclosed, the clinical hold on the pheNIX trial pertained to elevated liver function tests observed in the trial, which were all resolved with no hospitalizations required. The Company’s response to the FDA included changes to the protocol intended to enhance risk-mitigation measures. The Company plans to share the changes to the protocol, which include a new steroid-sparing immunosuppression regimen that incorporates T-cell inhibitor tacrolimus and a shorter course of steroids, with the clinical trial sites. The same regimen is being used in the Company’s other clinical trials and similar regimens have been shown to dampen the immune response to AAV in the clinical setting. The Company intends to provide an update on the program this fall.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the protocol amendments and the additional risk-mitigation measures in place for our pheNIX trial, as discussed above, and our plans and timing for the release of additional preclinical and clinical data. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of the COVID-19 pandemic on our business and operations, including our preclinical studies and clinical trials, and on general economic conditions; we have and expect to continue to incur significant losses; our need for additional funding, which may not be available; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties, including for the manufacture of materials for our research programs, preclinical and clinical studies; failure to obtain U.S. or international marketing approval; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; securities class action litigation; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property; risks associated with international operations, such as political and economic instability, including in light of the conflict between Russia and Ukraine; and significant costs incurred as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: June 13, 2022	By:	/s/ W. Bradford Smith
W. Bradford Smith
Chief Financial and Business Officer and Treasurer